SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 23, 2004

NOTIFY TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

California	000-23025	77-0382248
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1054 S. De Anza Blvd., Suite 105

San Jose, CA 95129

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (408) 777-7920

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

On July 23, 2004, we received written notice from the holders of all 461,000 outstanding shares of our Series A preferred stock requesting the redemption of such shares of Series A preferred stock in exchange for shares of our common stock. The shares of Series A preferred stock have a per share redemption price of $10.00 and will be converted into shares of common stock at an effective conversion price of $0.50 per share, resulting in twenty shares of common stock being issued for each share of Series A preferred stock. The redemption rights of the holders of Series A preferred stock were negotiated at the time of the Series A preferred stock financing and are set forth in the constituent documents authorizing the Series A preferred stock.

In connection with the redemption, we will issue 9,220,000 shares of common stock to the holders of Series A preferred stock. After giving effect to the redemption of the Series A preferred stock, our capitalization will be comprised of 13,813,995 outstanding shares of common stock, outstanding options to acquire 3,408,667 shares of common stock, outstanding warrants to acquire 1,871,651 shares of common stock and options to purchase 9.2685 units, in which each unit consists of 10,000 shares of Series A preferred stock and a warrant to purchase 35,000 shares of common stock (for an aggregate of 92,678 shares of Series A preferred stock and 324,389 shares of common stock). The Company has sixty days to effect the redemption of the Series A preferred stock and to issue the common stock issuable in connection with the redemption.

After giving effect to the redemption, shareholders who previously held Series A preferred stock will hold common stock representing approximately 70% of our outstanding voting stock as of July 31, 2004. Before giving effect to the redemption, the majority holders of our common stock were David A. Brewer, a director of the Company, who beneficially owned approximately 26.6% of our common stock, Paul F. DePond, a director and the Chief Executive Officer of the Company, who beneficially owned approximately 21.1% of our common stock, and Commonwealth Associates Group Holdings, LLC and its affiliates (“Commonwealth”), who collectively beneficially owned approximately 17.0% of our common stock. In connection with the redemption of the Series A preferred stock, Commonwealth, will receive 2,800,000 shares of common stock in exchange for their 140,000 outstanding shares of Series A preferred stock, and RMC Capital, LLC and its affiliates (“RMC”), will receive 2,000,000 shares of common stock in exchange for their 100,000 outstanding shares of Series A preferred stock. Commonwealth and RMC originally purchased their shares of Series A preferred stock at a price of $10.00 per share. Following the redemption, the majority holders of our common stock will be Commonwealth, who will beneficially own approximately 25.1% of our common stock, RMC, who will beneficially own approximately 16.6% of our common stock, and Mr. Brewer, who will beneficially own approximately 8.8% of our common stock. Harold Blue, the president of Commonwealth Associates Group Holdings, LLC (“CAGH”) and one of our directors, and Inder Tallur, a member of CAGH and one of our directors, each disclaim beneficial ownership of all of the shares held by Commonwealth. Accordingly, in the table set forth below, Mr. Blue and Mr. Tallur are not shown as the beneficial owners of any of the shares held by Commonwealth.

The following table sets forth certain information regarding beneficial ownership of our common stock and Series A preferred stock following the redemption of the Series A preferred stock, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class of our stock, (ii) each of our directors, (iii) each of the executive officers, and (iv) all directors and executive officers as a group. The table is based on information provided to us or filed with the Securities and Exchange Commission (“SEC”) by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock and Series A preferred stock, as indicated in the table, issuable upon exercise of options or warrants that are currently exercisable or are exercisable within 60 days after July 31, 2004, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other shareholder. Unless otherwise indicated, the address for each shareholder listed in the following tables is c/o Notify Technology Corporation, 1054 S. De Anza Blvd., Suite 105, San Jose, California 95129.

	Shares of Common Stock Beneficially Owned		Shares of Series A Preferred Stock Beneficially Owned (Underlying Preferred Units)		Shares of Common Stock Beneficially Owned (Assuming Preferred Stock Conversion)
	(After Redemption)
Name and Address of Beneficial Owner	Number (1)	Percentage (1)	Number (2)	Percentage (2)	Number (3)	Percentage (3)
Entities and persons affiliated with Commonwealth Associates Group Holdings, LLC(4)(5)(6)	3,697,591	25.1%	78,886	100.0%	4,486,451	28.9%
c/o Commonwealth Associates, L.P. 830 Third Avenue New York, NY 10022
Entities and persons affiliated with RMC Capital, LLC(7)	2,350,000	16.6	—	*	2,350,000	16.6
c/o RMC Capital, LLC 1640 Powers Ferry, Suite 125 Marietta, GA 30067
David A. Brewer(8)	1,215,634	8.8	—	*	1,215,634	8.8
Paul F. DePond(9)	1,137,892	7.7	—	*	1,137,892	7.7
Gaylan I. Larson(10)	415,757	2.9	—	*	415,757	2.9
Gerald W. Rice(11)	328,953	2.3	—	*	328,953	2.3
Rhonda Chicone-Shick(12)	297,778	2.1	—	*	297,778	2.1
Andrew Plevin(13)	164,069	1.2	—	*	164,069	1.2
Michael Ballard(14)	128,114	*	—	*	128,114	*
Harold S. Blue(15)	21,212	*	3,203	100.0	53,242	*
Inder Tallur(16)	7,818	*	1,281	100.0	20,628	*
All directors and executive officers as a group (9 persons)	3,717,227	22.2	4,484	100.0	3,762,067	22.4

*	less than 1%
(1)	Applicable percentage of ownership is based on 13,813,995 shares of our capital stock outstanding as of July 31, 2004, assuming the redemption of all outstanding Series A preferred stock for shares of common stock, together with applicable options or warrants for such shareholder.
(2)	Applicable percentage of ownership is based on options to purchase 9.2685 units outstanding as of July 31, 2004, in which each unit consists of 10,000 shares of Series A preferred stock and a warrant to purchase 35,000 shares of common stock (a “Preferred Unit”).
(3)	Applicable percentage of ownership is based on 13,813,995 shares of our capital stock outstanding as of July 31, 2004, assuming the conversion of all outstanding Series A preferred stock into common stock, together with applicable options or warrants for such shareholder.
(4)	Includes shares beneficially owned by Commonwealth Associates Group Holdings, LLC (“CAGH”), Commonwealth Management, LLC (“Commonwealth Management”), Commonwealth Associates, L.P. (“Commonwealth”), ComVest Management, LLC (“ComVest Management”), ComVest Venture Partners, L.P. (“ComVest”), Michael Falk, Keith Rosenbloom, Harold Blue, and Inder Tallur. CAGH is the sole member of Commonwealth Management, which is the general partner of Commonwealth, and ComVest Management, which is the general partner of ComVest. Mr. Falk is the chairman and principal member of CAGH and a managing member of each of Commonwealth Management and ComVest Management. According to the Schedule 13D filed on July 29, 2004, by ComVest, ComVest Management, Commonwealth, Commonwealth Management, CAGH and Mr. Falk, Mr. Falk shares voting and dispositive power over the shares held by ComVest and Commonwealth. Mr. Rosenbloom is a manager of ComVest Management. Mr. Blue is the president of CAGH and a director of Notify. Mr. Tallur is a member of CAGH and a director of Notify.

(5)	Common stock consists of (i) 2,800,000 shares held by ComVest, (ii) 608,151 shares issuable to ComVest upon exercise of outstanding common stock warrants, (iii) 90,650 shares issuable to ComVest upon exercise of the warrants that are issuable upon exercise of an option to purchase 2.59 Preferred Units, (iv) 119,864 shares issuable to Commonwealth upon exercise of warrants that are issuable upon exercise of an option to purchase 3.580907 Preferred Units, (v) 38,684 shares issuable to Mr. Falk upon exercise of the warrants that are issuable upon exercise of an option to purchase 1.105267 Preferred Units, (vi) 11,212 shares issuable to Mr. Rosenbloom upon exercise of the warrants that are issuable upon exercise of an option to purchase 0.320367 Preferred Units, (vii) 11,212 shares issuable to Mr. Blue upon exercise of the warrants that are issuable upon exercise of an option to purchase 0.320367 Preferred Units, (viii) 10,000 shares issuable to Mr. Blue upon exercise of options, (ix) 4,485 shares issuable to Mr. Tallur upon exercise of the warrants that are issuable upon exercise of an option to purchase 0.128147 Preferred Units and (x) 3,333 shares issuable to Mr. Tallur upon exercise of options. Common stock excludes 48,282 shares issuable to other employees of CAGH, or its affiliates, upon exercise of warrants that are issuable upon exercise of options to purchase an aggregate of 1.379645 Preferred Units. Commonwealth disclaims beneficial ownership of such shares.
(6)	Series A preferred stock consists of (i) 25,900 shares issuable to ComVest upon exercise of an option to purchase 2.59 Preferred Units, (ii) 34,247 shares issuable to Commonwealth upon exercise of an option to purchase 3.424707 Preferred Units, (iii) 11,052 shares issuable to Mr. Falk upon exercise of an option to purchase 1.105267 Preferred Units, (iv) 3,203 shares issuable to Mr. Rosenbloom upon exercise of an option to purchase 0.320367 Preferred Units, (v) 3,203 shares issuable to Mr. Blue upon exercise of an option to purchase 0.320367 Preferred Units and (vi) 1,281 shares issuable to Mr. Tallur upon exercise of an option to purchase 0.128147 Preferred Units. Series A preferred stock excludes 13,792 shares issuable to other employees of CAGH, or its affiliates, upon exercise of options to purchase an aggregate of 1.379645 Preferred Units. Commonwealth disclaims beneficial ownership of such shares. Percentage beneficial ownership is shown as 100% because no shares of Series A preferred stock will be outstanding following the redemption and under the SEC rules derivative securities held by a shareholder are only deemed outstanding for purposes of computing the percentage ownership of such shareholder.
(7)	Common stock includes 350,000 shares issuable upon exercise of warrants.
(8)	Includes (i) 43,333 shares issuable upon exercise of options, (ii) 7,201 shares of common stock owned by New Madrone Fund, Inc., of which Mr. Brewer is a shareholder and (iii) 3,500 shares of common stock issuable upon exercise of warrants owned by JEB Associates, of which Mr. Brewer is a shareholder.
(9)	Includes 990,277 shares issuable upon exercise of options.
(10)	Includes 343,750 shares issuable upon exercise of options.
(11)	Includes 303,750 shares issuable upon exercise of options.
(12)	Includes 297,778 shares issuable upon exercise of options.
(13)	Includes 53,333 shares issuable upon exercise of options.
(14)	Includes 63,333 shares issuable upon exercise of options.
(15)	Common stock consists of (i) 11,212 shares issuable to Mr. Blue upon exercise of the warrants that are issuable upon exercise of an option to purchase 0.320367 Preferred Units and (ii) 10,000 shares issuable upon exercise of options. Series A preferred stock consists of 3,203 shares issuable to Mr. Blue upon exercise of an option to purchase 0.320367 Preferred Units. Percentage beneficial ownership is shown as 100% because no shares of Series A preferred stock will be outstanding following the redemption and under the SEC rules derivative securities held by a shareholder are only deemed outstanding for purposes of computing the percentage ownership of such shareholder.
(16)	Common stock consists of (i) 4,485 shares issuable to Mr. Tallur upon exercise of the warrants that are issuable upon exercise of an option to purchase 0.128147 Preferred Units and (ii) 3,333 shares issuable upon exercise of options. Series A preferred stock consists of 1,281 shares issuable to Mr. Tallur upon exercise of an option to purchase 0.128147 Preferred Units. Percentage beneficial ownership is shown as 100% because no shares of Series A preferred stock will be outstanding following the redemption and under the SEC rules derivative securities held by a shareholder are only deemed outstanding for purposes of computing the percentage ownership of such shareholder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIFY TECHNOLOGY CORPORATION

Dated: August 6, 2004	By:	/S/ Gerald W. Rice
Gerald W. Rice, Chief Financial Officer